UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

May 9, 2008
Date of Report (Date of earliest event reported)
___________________________________________________________

Non-Invasive Monitoring Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

Florida	0-13176	59-2007840
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

IVAX Building
4400 Biscayne Boulevard 6th Floor
Miami, Florida 33137
(Address of principal executive offices) (Zip Code)

(305) 861-0075
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective May 9, 2008, the employment of Gary Wetstein, as Chief Financial Officer of Non-Invasive Monitoring Systems, Inc. (the “Company”) terminated due to the relocation of the Company’s executive offices to Miami.

(c) Effective May 12, 2008, Adam S. Jackson commenced employment as Chief Financial Officer of the Company. Mr. Jackson had commenced employment as a financial executive on March 24, 2008. Mr. Jackson, who is 45 years old, also serves as the Chief Financial Officer of SafeStitch Medical, Inc. (“SafeStitch”), a publicly held developmental stage medical device company, a position he has held since April 3, 2008, having joined that company as Vice President of Finance, on March 24, 2008. The Company’s offices are located in the same office building as SafeStitch and entities controlled by Phillip Frost MD own approximately 28.7% of the common stock of SafeStitch and approximately 19.3% of the Common Stock of the Company respectively (calculated under Rule 13d-3 of the Exchange Act of 1934). Mr. Jackson served as Senior Vice President, Finance for Levitt Corporation (“Levitt”), a publicly-traded real estate development company, from 2006 to 2008, where he was responsible for the Levitt’s financial planning and analysis activities. From 2003 to 2006, Mr. Jackson served as Levitt’s Senior Vice President, Controller, during which period he supervised Levitt’s accounting and financial reporting activities. In this capacity, Mr. Jackson oversaw the preparation and filing of Levitt’s registration statements and periodic reports with the Securities Exchange Commission, and presided over the company’s initial evaluation of internal control over financial reporting in accordance with the Sarbanes-Oxley Act of 2002. From 2001 to 2003, Mr. Jackson served as Chief Financial Officer of Romika-USA, Inc., a privately held consumer goods manufacturing and distribution company. From 2000 to 2001, Mr. Jackson served as Chief Operating Officer of V-Commex.com Corp., a privately-held internet company developing an international business-to-business web portal. From 1998 to 2000, Mr. Jackson served as Director of Financial Planning and Analysis at Eclipsys Corporation, a publicly-traded healthcare information technology provider.

Mr. Jackson’s employment with the Company is governed by an offer letter dated March 11, 2008 and executed March 14, 2008 (the “NIMS Offer Letter”). Pursuant to the NIMS Offer Letter and option grant, Mr. Jackson received options to purchase 20,000 shares of the Company’s common stock on April 22, 2008 at an exercise price equal $0.52 per share, the fair market value on such date, vesting in four equal annual installments commencing on April 22, 2009 and expiring five years from issuance.

Pursuant to the NIMS Offer Letter, Mr. Jackson is an at-will employee of the Company. The Company will share (not necessarily on an equal basis) Mr. Jackson’s services with SafeStitch, and it is anticipated that the Company will compensate SafeStitch for such services on a cost basis. Such payments will be offset by services provided to SafeStitch by the Company’s employees. The Company expects that such cost will be based on Mr. Jackson’s salary, bonus and benefits, as well as other employer costs, including employer taxes. Mr. Jackson is employed by SafeStitch pursuant to an offer letter, dated March 11, 2008, and executed on March 14, 2008 (the “SafeStitch Offer Letter”). Mr. Jackson’s salary with SafeStitch is currently $170,000 per year. He is also eligible for a discretionary, performance-based bonus, payable in cash or SafeStitch options or a combination thereof. Mr. Jackson is also entitled to participate in such benefit programs as are generally made available to other employees of SafeStitch, as well as reimbursement for COBRA premiums to maintain Mr. Jackson’s medical and dental insurance with his previous employer until December 31, 2008, with such reimbursement limited to the amount SafeStitch contributes to similarly situated employees.

The foregoing description of the NIMS Offer Letter is not complete and is qualified in its entirety by the NIMS Offer Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. Mr. Jackson’s agreement with SafeStitch is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

(e) The contents of Item 5.02(c) to this Current Report on Form 8-K is hereby incorporated by reference in this Item 5.02(e).

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

10.1	Offer letter from the Company to Adam S. Jackson dated March 11, 2008
99.1	Offer Letter from SafeStitch Medical, Inc. to Adam S. Jackson, dated March 11, 2008 (incorporated by reference to the Current Report on Form 8-K filed by SafeStitch Medical, Inc. on April 4, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NON-INVASIVE MONITORING SYSTEMS, INC.

By:	/s/ Marvin A Sackner, M.D.
Name: Marvin A Sackner, M.D.
Title: Chief Executive Officer

Dated: May 14, 2008

EXHIBITS

Exhibit
Number	Description

10.1	Offer letter from the Company to Adam S. Jackson dated March 11, 2008
99.1	Offer Letter from SafeStitch Medical, Inc. to Adam S. Jackson, dated March 11, 2008 (incorporated by reference to the Current Report on Form 8-K filed by SafeStitch Medical, Inc. on April 4, 2008)